                                  EXHIBIT 11.1

                        KINGSWAY FINANCIAL SERVICES INC.
                    Computation of Earnings Per Common Share
          (In thousands of Canadian dollars, except per share amounts)


                                      Nine Months
                                         Ended
                                     September 30,                      Twelve Months Ended December 31,
                                   -------------------    --------------------------------------------------------------
                                          2002                  2001                  2000                  1999
                                   -------------------    ------------------    ------------------    ------------------
EARNINGS
  Basic:
  Net income, available to
  common shareholders
                                           $ 54,134              $ 44,931              $ 24,470              $ 13,598
                                   ================       ===============       ===============       ===============

  Diluted:
  Net income, available to
  common shareholders
                                           $ 54,134              $ 44,931              $ 24,470              $ 13,598
                                   ================       ===============       ===============       ===============

COMMON SHARES
  Basic:
  Weighted average shares
  outstanding                                48,730                37,202                33,985                35,595
                                   ================       ===============       ===============       ===============

  Diluted:
  Weighted average shares
  outstanding                                48,730                37,202                33,985                35,595
  Effect of dilutive
  securities:
    Stock options                               680                   654                   356                   121
                                   ----------------       ---------------       ---------------       ---------------

    Weighted average, as
    adjusted                                 49,410                37,856                37,341                35,716
                                   ================       ===============       ===============       ===============

EARNINGS PER COMMON SHARE
    Basic:                                 $   1.11              $   1.21              $   0.81              $   0.38
                                   ================       ===============       ===============       ===============

    Diluted:                               $   1.10              $   1.19              $   0.80              $   0.38
                                   ================       ===============       ===============       ===============